EX 99.28(e)(1)(ii)

Amendment to Jackson Variable Series Trust

Second Amended and Restated Distribution Agreement

This Amendment is made by and between Jackson Variable Series Trust, a Massachusetts business trust (the “Trust”), and Jackson National Life Distributors LLC (“JNLD”), a broker-dealer registered with the U.S. Securities and Exchange Commission and the Financial Industry Regulatory Authority.

Whereas, the Trust and JNLD entered into a Second Amended and Restated Distribution Agreement on July 1, 2017 (the “Agreement”), whereby the Trust appointed JNLD as distributor (the “Distributor”) of the shares of the Funds set forth on Schedule A of the Agreement.

Whereas, the Board of Trustees of the Trust has approved the following changes (collectively, the “Changes”), effective September 25, 2017:

1)	An increase in the 12b-1 fee payable by each fund, for Class A, from 0.20% to 0.30%.

2)	The addition of Class I shares for all funds.

3)	The adoption of a 12b-1 fee for the following fund of funds for Class A shares:

JNAM Guidance – Interest Rate Opportunities Fund;
JNAM Guidance – Conservative Fund;
JNAM Guidance – Moderate Fund;
JNAM Guidance – Alt 100 Fund; and
JNAM Guidance – Real Assets Fund.

4)	Fund name changes for the following funds:

JNL/DFA U.S. Micro Cap Fund to the JNL/DFA U.S. Small Cap Fund;
JNAM Guidance – Alt 100 Fund to the JNL Institutional Alt 100 Fund;
JNAM Guidance – Interest Rate Opportunities Fund to the JNL Interest Rate Opportunities Fund;
JNAM Guidance – Real Assets Fund to the JNL Real Assets Fund;
JNAM Guidance – Conservative Fund to the JNL Conservative Allocation Fund;
JNAM Guidance – Moderate Fund to the JNL Moderate Allocation Fund;
JNL Tactical ETF Conservative Fund to the JNL Tactical ETF Moderate Fund;
JNL Tactical ETF Moderate Fund to the JNL Tactical ETF Moderate Growth Fund; and
JNL/Van Eck International Gold Fund to the JNL/VanEck International Gold Fund.

5)	Fund mergers for the following funds:

JNAM Guidance – Fixed Income 100 Fund into the JNAM Guidance – Conservative Fund;

JNAM Guidance – Equity 100 Fund into the JNL Disciplined Growth Fund of JNL Series Trust;

JNAM Guidance – Moderate Growth Fund into the JNL Disciplined Moderate Fund of JNL Series Trust;

JNAM Guidance – Growth Fund into the JNL Disciplined Moderate Growth Fund of JNL Series Trust; and

JNAM Guidance – Maximum Growth Fund into the JNL Disciplined Growth Fund of JNL Series Trust.

Whereas, pursuant to the approval of the Changes, as outlined above, the parties have agreed to amend Schedule A of the Agreement, effective September 25, 2017, to:

1)	Update the 12b-1 fee payable by each fund, for Class A, from 0.20% to 0.30%.

2)	Add Class I references for all funds.

3)	Add Class A references for the fund of funds outlined above.

4)	Update the fund names for the fund name changes outlined above.

5)	Remove the following funds and each fund’s respective fees:

JNAM Guidance – Fixed Income 100 Fund;
JNAM Guidance – Equity 100 Fund;
JNAM Guidance – Moderate Growth Fund;
JNAM Guidance – Growth Fund; and
JNAM Guidance – Maximum Growth Fund.

Now Therefore, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the Trust and JNLD each agrees to amend the Agreement as follows:

1.	Schedule A to the Agreement is hereby deleted and replaced in its entirety with Schedule A attached hereto.

2.	Except as specifically amended hereby, the Agreement shall remain in full force and effect in accordance with its terms.

In Witness Whereof, the Trust and the Distributor have caused this Amendment to be executed and effective as of September 25, 2017.

Attest:		Jackson Variable Series Trust

By:	/s/ Kristen K. Leeman	By:	/s/ Kelly L. Crosser
	Kristen K. Leeman	Name:	Kelly L. Crosser
		Title:	Assistant Secretary

Attest:		Jackson National Life Distributors LLC

By:	/s/ Kiana Rogers	By:	/s/ Alison Reed
	Kiana Rogers	Name:	Alison Reed
		Title:	EVP JNLD Operations

Schedule A
Dated September 25, 2017

Fund	Class	Maximum 12b-1 Fee[1]
JNL Conservative Allocation Fund	Class A Class I	0.30% None
JNL Institutional Alt 100 Fund	Class A Class I	0.30% None
JNL Interest Rate Opportunities Fund	Class A Class I	0.30% None
JNL Moderate Allocation Fund	Class A Class I	0.30% None
JNL Real Assets Fund	Class A Class I	0.30% None
JNL Tactical ETF Growth Fund	Class A Class I	0.30% None
JNL Tactical ETF Moderate Fund	Class A Class I	0.30% None
JNL Tactical ETF Moderate Growth Fund	Class A Class I	0.30% None
JNL/American Funds® Global Growth Fund	Class A Class I	0.30% None
JNL/American Funds® Growth Fund	Class A Class I	0.30% None
JNL/AQR Risk Parity Fund	Class A Class I	0.30% None
JNL/BlackRock Global Long Short Credit Fund	Class A Class I	0.30% None
JNL/DFA U.S. Small Cap Fund	Class A Class I	0.30% None
JNL/DoubleLine® Total Return Fund	Class A Class I	0.30% None
JNL/Eaton Vance Global Macro Absolute Return Advantage Fund	Class A Class I	0.30% None
JNL/Epoch Global Shareholder Yield Fund	Class A Class I	0.30% None
JNL/FAMCO Flex Core Covered Call Fund	Class A Class I	0.30% None
JNL/Lazard International Strategic Equity Fund	Class A Class I	0.30% None
JNL/Neuberger Berman Currency Fund	Class A Class I	0.30% None
JNL/Neuberger Berman Risk Balanced Commodity Strategy Fund	Class A Class I	0.30% None
JNL/Nicholas Convertible Arbitrage Fund	Class A Class I	0.30% None
JNL/PIMCO Credit Income Fund	Class A Class I	0.30% None
JNL/PPM America Long Short Credit Fund	Class A Class I	0.30% None
JNL/T. Rowe Price Capital Appreciation Fund	Class A Class I	0.30% None

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Fund	Class	Maximum 12b-1 Fee[1]
JNL/The Boston Company Equity Income Fund	Class A Class I	0.30% None
JNL/The London Company Focused U.S. Equity Fund	Class A Class I	0.30% None
JNL/VanEck International Gold Fund	Class A Class I	0.30% None
JNL/WCM Focused International Equity Fund	Class A Class I	0.30% None

1 As a percentage of the average daily net assets attributable to the specified class of shares.

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